Exhibit 33.2

Management’s Report on Assessment of Compliance with Applicable Servicing Criteria

JPMorgan Chase Bank, National Association (the “Asserting Party”) is responsible for assessing compliance as of September 30, 2006 and for the period from January 1, 2006 through September 30, 2006 (the “Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122 (d) of the Code of Federal Regulations (the “CFR”), to the extent required by the related transaction agreements excluding the criteria set forth in 17 CFR 229.1122(d) (1)(ii)-(iv), (2)(iii), (2)(vi), and (4)(x)-(xv), which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securitization transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”). This report covers the asset-backed securities transactions backed by insurance receivables, for which transactions the Asserting Party acts as Indenture Trustee, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the related asset-backed securities were issued during the Reporting Period (the “Platform”) as listed in Appendix A.

The Asserting Party has (i) used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of September 30, 2006 and for the Reporting Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform, on our assessment of compliance with the Applicable Servicing Criteria as of September 30, 2006 and for the Reporting Period as set forth in this report.

JPMorgan Chase Bank, National Association, as Indenture Trustee

/s/ Joseph Giordano
Joseph Giordano, Senior Vice President
Date: March 1, 2007

Appendix A

Genworth Global Funding Trust 2005-A

Genworth Global Funding Trust 2006-A

Genworth Global Funding Trust 2006-B

Genworth Global Funding Trust 2006-C

Genworth Global Funding Trust 2006-D

Genworth Global Funding Trust 2006-E

Hartford Life Global Funding Trust 2006-001

Hartford Life Global Funding Trust 2006-002

Hartford Life Global Funding Trust 2006-003

Hartford Life Global Funding Trust 2006-004

Hartford Life Global Funding Trust 2006-005

Hartford Life Global Funding Trust 2006-006

Hartford Life Global Funding Trust 2006-007

Hartford Life Global Funding Trust 2006-008

Hartford Life Global Funding Trust 2006-009

Hartford Life Global Funding Trust 2006-010

Hartford Life Global Funding Trust 2006-011

Hartford Life Global Funding Trust 2006-012

Hartford Life Global Funding Trust 2006-013

Hartford Life Global Funding Trust 2006-014

Hartford Life Global Funding Trust 2006-015

Hartford Life Global Funding Trust 2006-016

Hartford Life Global Funding Trust 2006-017

Hartford Life Global Funding Trust 2006-018

Hartford Life Global Funding Trust 2006-019

Hartford Life Global Funding Trust 2006-020

Hartford Life Global Funding Trust 2006-021

Hartford Life Global Funding Trust 2006-022

Hartford Life Global Funding Trust 2006-023

Hartford Life Global Funding Trust 2006-024

Hartford Life Global Funding Trust 2006-025

Hartford Life Global Funding Trust 2006-026

Hartford Life Global Funding Trust 2006-027

Hartford Life Global Funding Trust 2006-028

Hartford Life Global Funding Trust 2006-029

Hartford Life Global Funding Trust 2006-030

Hartford Life Global Funding Trust 2006-031

Hartford Life Global Funding Trust 2006-032

Hartford Life Global Funding Trust 2006-033

Hartford Life Global Funding Trust 2006-034

Hartford Life Global Funding Trust 2006-035

Hartford Life Global Funding Trust 2006-036

Hartford Life Global Funding Trust 2006-037

Hartford Life Global Funding Trust 2006-038

Hartford Life Global Funding Trust 2006-039

Hartford Life Global Funding Trust 2006-040

Hartford Life Global Funding Trust 2006-041

Hartford Life Global Funding Trust 2006-042

Hartford Life Global Funding Trust 2006-043

Hartford Life Global Funding Trust 2006-044

Hartford Life Global Funding Trust 2006-045

Hartford Life Global Funding Trust 2006-046

Hartford Life Global Funding Trust 2006-047

Hartford Life Global Funding Trust 2006-048

Hartford Life Global Funding Trust 2006-049

Hartford Life Global Funding Trust 2006-050

Hartford Life Global Funding Trust 2006-051

Hartford Life Global Funding Trust 2006-052

Hartford Life Global Funding Trust 2006-053

Hartford Life Global Funding Trust 2006-054

Hartford Life Global Funding Trust 2006-055

Hartford Life Global Funding Trust 2006-056

Hartford Life Global Funding Trust 2006-057

Hartford Life Global Funding Trust 2006-058

Hartford Life Global Funding Trust 2006-059

Hartford Life Global Funding Trust 2006-060

Hartford Life Global Funding Trust 2006-061

Hartford Life Global Funding Trust 2006-062

Hartford Life Global Funding Trust 2006-063

Hartford Life Global Funding Trust 2006-064

Hartford Life Global Funding Trust 2006-065

Hartford Life Global Funding Trust 2006-066

Hartford Life Global Funding Trust 2006-067

Hartford Life Global Funding Trust 2006-068

Hartford Life Global Funding Trust 2006-069

Hartford Life Global Funding Trust 2006-070

Hartford Life Global Funding Trust 2006-071

Hartford Life Global Funding Trust 2006-072

Hartford Life Global Funding Trust 2006-073

Hartford Life Global Funding Trust 2006-074

Hartford Life Global Funding Trust 2006-075

Hartford Life Global Funding Trust 2006-076

Hartford Life Global Funding Trust 2006-077

Hartford Life Global Funding Trust 2006-078

Hartford Life Global Funding Trust 2006-079

Hartford Life Global Funding Trust 2006-080

Hartford Life Global Funding Trust 2006-081

Hartford Life Global Funding Trust 2006-082

Hartford Life Global Funding Trust 2006-083

Hartford Life Global Funding Trust 2006-084

Hartford Life Global Funding Trust 2006-085

Hartford Life Global Funding Trust 2006-086

Hartford Life Global Funding Trust 2006-087

Hartford Life Global Funding Trust 2006-088

Hartford Life Global Funding Trust 2006-089

Hartford Life Global Funding Trust 2006-090

Hartford Life Global Funding Trust 2006-091

Hartford Life Global Funding Trust 2006-092

Hartford Life Global Funding Trust 2006-093

Hartford Life Global Funding Trust 2006-094

Hartford Life Global Funding Trust 2006-095

Hartford Life Global Funding Trust 2006-096